Guardant Health Reports Fourth Quarter 2021 Financial Results and Provides 2022 Outlook
Q4 clinical and biopharma volumes up 48% and 36% year over year
REDWOOD CITY, Calif. February 23, 2022 – Guardant Health, Inc. (Nasdaq: GH), a leading precision oncology company focused on helping conquer cancer globally through use of its proprietary tests, vast data sets and advanced analytics, today reported financial results for the quarter and year ended December 31, 2021.
Recent Highlights
•Revenue of $108 million for the fourth quarter of 2021 and $374 million for the full year 2021, an increase of 38% and 30% over the corresponding period of 2020
•Reported 25,600 tests to clinical customers and 6,600 tests to biopharmaceutical customers in the fourth quarter of 2021, representing an increase of 48% and 36%, respectively, over the fourth quarter of 2020
•Reached enrollment of 12,750 patients in ECLIPSE pivotal study for its Guardant Shield blood test to detect colorectal cancer
•Enrolled first patient in SHIELD study to validate the performance of blood-based assay in lung cancer screening
•Successfully finalized a $25 million settlement plus royalty-bearing licensing agreement with Foundation Medicine
“2021 was a transformative year for Guardant and our team continued to push the boundaries to deliver a new paradigm of cancer care,” said Helmy Eltoukhy, co-founder and co-CEO. “Our commercial team continued to deliver strong growth during the fourth quarter with clinical volumes increasing 48% year over year. This growth was particularly strong in the community setting where Guardant360 CDx grew twice as fast as in the academic centers. Looking ahead to 2022, we are bringing to fruition our vision for providing clinically differentiated offerings that will span the entire continuum of cancer care, including treatment selection, response monitoring, MRD and screening.”

“We believe the promise of blood-based cancer screening is quickly becoming a reality and Guardant is well-positioned to fill this critical need,” said AmirAli Talasaz, co-founder and co-CEO. “A successful readout of ECLIPSE will open up a $20 billion screening opportunity in colorectal cancer by bringing high-performance life-saving tests to millions of people, and SHIELD Lung, along with other future studies, will open up opportunities in lung and additional cancer types, paving the way towards a total addressable screening market of more than $50 billion.”

Fourth Quarter 2021 Financial Results
Revenue was $108.1 million for the three months ended December 31, 2021, a 38% increase from $78.3 million for the three months ended December 31, 2020. Precision oncology revenue grew 37% driven predominantly by an increase in clinical testing revenue which grew 40% over the prior year period. There were 25,600 clinical tests and 6,600 biopharmaceutical tests performed during the fourth quarter of 2021. Development services and other revenue increased 43% primarily due to royalty revenues earned pursuant to a settlement and license agreement entered into in December 2021, and the progression of collaboration projects with biopharmaceutical customers for companion diagnostic development services during the three months ended December 31, 2021.
Gross profit, or total revenue less cost of precision oncology testing and cost of development services and other, was $74.7 million for the fourth quarter of 2021, an increase of $24.8 million from $49.9 million for the corresponding prior year period. Gross margin, or gross profit divided by total revenue, was 69%, as compared to 64% for the corresponding prior year period.
Operating expenses were $172.9 million for the fourth quarter of 2021, as compared to $141.1 million for the corresponding prior year period, an increase of 23%. Non-GAAP operating expenses were $146.2 million for the fourth quarter of 2021, as compared to $84.7 million for the corresponding prior year period.
Other income (expense) net increased to $25.9 million for the fourth quarter of 2021, from $1.2 million for the corresponding prior year period, primarily due to $25.0 million income pursuant to a settlement and license agreement entered into in December 2021.
Net loss attributable to Guardant Health, Inc. common stockholders was $90.9 million for the fourth quarter of 2021, as compared to $93.7 million for the corresponding prior year period. Net loss per share attributable to Guardant Health, Inc. common stockholders was $0.89 for the fourth quarter of 2021, as compared to $0.94 for the corresponding prior year period. Non-GAAP net loss was $70.4 million for the fourth quarter of 2021, as compared to $36.7 million for the corresponding prior year period. Non-GAAP net loss per share was $0.69 for the fourth quarter of 2021, as compared to $0.37 for the corresponding prior year period.
Adjusted EBITDA loss was $64.6 million for the fourth quarter of 2021, as compared to a $29.7 million loss for the corresponding prior year period.

Full Year 2021 Financial Results
Revenue was $373.7 million for the year ended December 31, 2021, a 30% increase from $286.7 million for the year ended December 31, 2020. Precision oncology revenue grew 29% driven predominantly by an increase in clinical testing revenue which grew 38% over the prior year period. There were 87,600 clinical tests and 18,600 biopharmaceutical tests performed during 2021. Development services and other revenue increased 38%.
Gross profit, or total revenue less cost of precision oncology testing and cost of development services and other, was $250.7 million for 2021, an increase of $56.5 million from $194.2 million for the corresponding prior year period. Gross margin, or gross profit divided by total revenue, was 67%, as compared to 68% for the corresponding prior year period.
Operating expenses were $661.7 million for 2021, as compared to $449.1 million for the corresponding prior year period, an increase of 47%. Non-GAAP operating expenses were $506.8 million for 2021, as compared to $295.2 million for the corresponding prior year period.
Other income (expense) net increased to $25.2 million for the year ended December 31, 2021, from $3.6 million for the year ended December 31, 2020, primarily due to $25.0 million income pursuant to a settlement and license agreement entered into in December 2021.
Net loss attributable to Guardant Health, Inc. common stockholders was $405.7 million for 2021, as compared to $253.8 million for the corresponding prior year period. Net loss per share attributable to Guardant Health, Inc. common stockholders was $4.00 for 2021, as compared to $2.60 for the corresponding prior year period. Non-GAAP net loss was $251.7 million for 2021, as compared to $91.0 million for the corresponding prior year period. Non-GAAP net loss per share was $2.48 for 2021, as compared to $0.93 for the corresponding prior year period.
Adjusted EBITDA loss was $231.5 million for 2021, as compared to a $84.4 million loss for the corresponding prior year period.
Cash, cash equivalents and marketable securities were $1.6 billion as of December 31, 2021.
2022 Guidance
Guardant Health expects full year 2022 revenue to be in the range of $460 million to $470 million, representing 23% to 26% growth over full year 2021.
Webcast Information
Guardant Health will host a conference call to discuss the fourth quarter 2021 financial results after market close on Wednesday, February 23, 2022 at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at http://investors.guardanthealth.com. The webcast will be archived and available for replay for at least 90 days after the event.

Non-GAAP Measures
Guardant Health has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP cost of precision oncology testing, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss attributable to Guardant Health, Inc., common stockholders, non-GAAP net loss per share attributable to Guardant Health, Inc. common stockholders, basic and diluted, and Adjusted EBITDA.
We define our non-GAAP measures as the applicable GAAP measure adjusted for the impacts of stock-based compensation and related employer payroll tax payments; changes in estimated fair value redeemable noncontrolling interest; contingent consideration; acquisition related expenses, amortization of intangible assets, and other non-recurring items.
Adjusted EBITDA is defined as net loss attributable to Guardant Health, Inc. common stockholders adjusted for interest income; interest expense; other income (expense), net, provision for (benefit from) income taxes; depreciation; and amortization expense; stock-based compensation expense and related employer payroll tax payments; adjustments relating to redeemable non-controlling interest and contingent consideration and, if applicable in a reporting period, acquisition-related expenses and other non-recurring items.
We believe that the exclusion of certain income and expenses in calculating these non-GAAP financial measures can provide a useful measure for investors when comparing our period-to-period core operating results, and when comparing those same results to that published by our peers. We exclude certain other items because we believe that these income (expenses) do not reflect expected future operating expenses. Additionally, certain items are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. We use these non-GAAP financial measures to evaluate ongoing operations, for internal planning and forecasting purposes, and to manage our business.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitute for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not present the full measure of our recorded costs against its revenue. In addition, our definition of the non-GAAP financial measures may differ from non-GAAP measures used by other companies.
About Guardant Health
Guardant Health is a leading precision oncology company focused on helping conquer cancer globally through use of its proprietary tests, vast data sets and advanced analytics. The Guardant Health oncology platform leverages capabilities to drive commercial adoption, improve patient clinical outcomes and lower healthcare costs across all stages of the cancer care continuum. Guardant Health has commercially launched Guardant360®, Guardant360 CDx, Guardant360 TissueNext™, Guardant360 Response™, and GuardantOMNI® tests for advanced stage cancer patients, and Guardant Reveal™ for early-stage cancer patients. These tests fuel development of its screening program, which aims to address the needs of asymptomatic individuals eligible for cancer screening.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements relating to Guardant Health’s future results, or regarding the potential benefits and advantages of Guardant Health’s platforms, assays and tests, which involve risks and uncertainties that could cause Guardant Health’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect Guardant Health’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the year ended December 31, 2020, and any current and periodic reports filed with the Securities and Exchange Commission thereafter. The forward-looking statements in this press release are based on information available to Guardant Health as of the date hereof, and Guardant Health disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Guardant Health’s views as of any date subsequent to the date of this press release.
Investor Contact:
investors@guardanthealth.com

Media Contact:

press@guardanthealth.com

Guardant Health, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Revenue:
Precision oncology testing	$88,707	$64,703	$304,312	$236,324
Development services and other	19,401	13,613	69,341	50,406
Total revenue	108,108	78,316	373,653	286,730
Costs and operating expenses:
Cost of precision oncology testing	32,254	22,070	110,396	74,769
Cost of development services and other	1,168	6,337	12,516	17,766
Research and development expense	73,021	40,282	263,221	149,862
Sales and marketing expense	59,599	31,288	191,881	106,513
General and administrative expense	40,274	69,505	206,640	192,770
Total costs and operating expenses	206,316	169,482	784,654	541,680
Loss from operations	(98,208)	(91,166)	(411,001)	(254,950)
Interest income	653	1,900	3,930	10,171
Interest expense	(643)	(4,736)	(2,577)	(4,766)
Other income (expense), net	25,898	1,220	25,178	3,641
Loss before provision for income taxes	(72,300)	(92,782)	(384,470)	(245,904)
Provision for income taxes	11	263	300	379
Net loss	(72,311)	(93,045)	(384,770)	(246,283)
Adjustment of redeemable noncontrolling interest	(18,600)	(700)	(20,900)	(7,500)
Net loss attributable to Guardant Health, Inc. common stockholders	$(90,911)	$(93,745)	$(405,670)	$(253,783)
Net loss per share attributable to Guardant Health, Inc. common stockholders, basic and diluted	$(0.89)	$(0.94)	$(4.00)	$(2.60)
Weighted-average shares used in computing net loss per share attributable to Guardant Health, Inc. common stockholders, basic and diluted	101,697	100,018	101,314	97,504

 Guardant Health, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands, except share and per share data)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$492,202	$832,977
Short-term marketable securities	440,546	961,903
Accounts receivable, net	97,652	53,299
Inventory	30,674	22,716
Prepaid expenses and other current assets, net	53,052	17,466
Total current assets	1,114,126	1,888,361
Long-term marketable securities	698,034	246,597
Property and equipment, net	124,461	62,782
Right-of-use assets	189,443	37,343
Intangible assets, net	14,207	16,155
Goodwill	3,290	3,290
Other assets, net	60,938	17,253
Total Assets	$2,204,499	$2,271,781
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,580	$7,340
Accrued compensation	42,496	28,280
Accrued expenses	45,285	22,639
Noncontrolling interest liability	78,000	—
Deferred revenue	11,326	8,550
Total current liabilities	194,687	66,809
Convertible senior notes, net	1,134,821	806,292
Long-term operating lease liabilities	226,053	41,565
Other long-term liabilities	3,933	1,520
Total Liabilities	1,559,494	916,186
Redeemable noncontrolling interest	—	57,100
Stockholders’ equity:
Common stock, par value of $0.00001 per share; 350,000,000 shares authorized as of December 31, 2021 and December 31, 2020; 101,767,446 and 100,213,985 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	1,657,593	1,902,389
Accumulated other comprehensive (loss) income	(4,764)	2,697
Accumulated deficit	(1,007,825)	(606,592)
Total Stockholders’ Equity	645,005	1,298,495
Total Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity	$2,204,499	$2,271,781

Guardant Health, Inc.
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
(unaudited)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

GAAP cost of precision oncology testing	$32,254	$22,070	$110,396	$74,769
Amortization of intangible assets	(152)	(301)	(601)	(442)
Stock-based compensation expense and related employer payroll tax payments	(1,174)	(727)	(3,623)	(1,893)
Non-GAAP cost of precision oncology testing	$30,928	$21,042	$106,172	$72,434

GAAP research and development expense	$73,021	$40,282	$263,221	$149,862
Amortization of intangible assets	—	—	—	(43)
Stock-based compensation expense and related employer payroll tax payments	(5,696)	(2,716)	(19,370)	(10,219)
Acquisition related expenses	—	—	—	(8,500)
Non-GAAP research and development expense	$67,325	$37,566	$243,851	$131,100

GAAP sales and marketing expense	$59,599	$31,288	$191,881	$106,513
Stock-based compensation expense and related employer payroll tax payments	(5,208)	(3,032)	(15,762)	(9,406)
Non-GAAP sales and marketing expense	$54,391	$28,256	$176,119	$97,107

GAAP general and administrative expense	$40,274	$69,505	$206,640	$192,770
Amortization of intangible assets	(339)	(189)	(1,347)	(1,270)
Stock-based compensation expense and related employer payroll tax payments	(14,951)	(50,428)	(116,105)	(123,387)
Change in fair value of contingent consideration	(535)	—	(2,380)	120
Acquisition related expenses	—	—	—	(1,207)
Non-GAAP general and administrative expense	$24,449	$18,888	$86,808	$67,026

GAAP loss from operations	$(98,208)	$(91,166)	$(411,001)	$(254,950)
Amortization of intangible assets	491	490	1,948	1,755
Stock-based compensation expense and related employer payroll tax payments	27,029	56,903	154,860	144,905
Change in fair value of contingent consideration	535	—	2,380	(120)
Acquisition related expenses	—	—	—	9,707
Non-GAAP loss from operations	$(70,153)	$(33,773)	$(251,813)	$(98,703)

GAAP net loss	$(72,311)	$(93,045)	$(384,770)	$(246,283)
Amortization of intangible assets	491	490	1,948	1,755
Stock-based compensation expense and related employer payroll tax payments	27,029	56,903	154,860	144,905
Change in fair value of contingent consideration	535	—	2,380	(120)
Acquisition related expenses	—	—	—	9,707
Non-recurring other income	(26,100)	(1,000)	(26,100)	(1,000)
Non-GAAP net loss	$(70,356)	$(36,652)	$(251,682)	$(91,036)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

GAAP net loss attributable to Guardant Health, Inc. common stockholders	$(90,911)	$(93,745)	$(405,670)	$(253,783)
Amortization of intangible assets	491	490	1,948	1,755
Stock-based compensation expense and related employer payroll tax payments	27,029	56,903	154,860	144,905
Change in fair value of contingent consideration	535	—	2,380	(120)
Acquisition related expenses	—	—	—	9,707
Non-recurring other income	(26,100)	(1,000)	(26,100)	(1,000)
Adjustments relating to redeemable non-controlling interest	18,600	700	20,900	7,500
Non-GAAP net loss attributable to Guardant Health, Inc. common stockholders	$(70,356)	$(36,652)	$(251,682)	$(91,036)

GAAP net loss per share attributable to Guardant Health, Inc., common stockholders, basic and diluted	$(0.89)	$(0.94)	$(4.00)	$(2.60)
Non-GAAP net loss per share attributable to Guardant Health, Inc., common stockholders, basic and diluted	$(0.69)	$(0.37)	$(2.48)	$(0.93)
Weighted-average shares used in computing GAAP and Non-GAAP net loss per share, basic and diluted	101,697	100,018	101,314	97,504

Guardant Health, Inc.
Reconciliation of GAAP Net Loss Attributable to Guardant Health, Inc. Common Stockholders
to Adjusted EBITDA
(unaudited)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

GAAP net loss attributable to Guardant Health, Inc. common stockholders	$(90,911)	$(93,745)	$(405,670)	$(253,783)
Interest income	(653)	(1,900)	(3,930)	(10,171)
Interest expense	643	4,736	2,577	4,766
Other (income) expense, net	(25,898)	(1,220)	(25,178)	(3,641)
Provision for income taxes	11	263	300	379
Depreciation and amortization	6,090	4,603	22,271	16,065
Stock-based compensation expense and related employer payroll tax payments	27,029	56,903	154,860	144,905
Change in fair value of contingent consideration	535	—	2,380	(120)
Acquisition related expenses	—	—	—	9,707
Adjustments relating to redeemable non-controlling interest	18,600	700	20,900	7,500
Adjusted EBITDA	$(64,554)	$(29,660)	$(231,490)	$(84,393)